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                                                                      EXHIBIT 23





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 6, 1997 included or incorporated by reference in LCI International, Inc.'s Form 10-K for the year ended December 31, 1996, our report dated June 26, 1996 included in LCI International, Inc.'s Form 11-K for the LCI International 401(k) Savings Plan for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



                                                             ARTHUR ANDERSEN LLP



Washington, D.C.,
   April 25, 1997.